Exhibit 10.15

WAIVER AND CONSENT

Reference is made to that certain Securities Purchase Agreement, dated as of November 30, 2005, by and among Sequiam Corporation, a California corporation (the “Company”) and the investors (the “Investors”) identified therein (the “Purchase Agreement”) and those certain common stock purchase warrants issued to each Investor (the “Warrants”).

WHEREAS, on or about March 8, 2007, Biometric Investors, L.L.C., a Delaware limited liability company (the “New Lender”) acquired from Stephen A. Ross, Attorney-in-Fact for the Trust Under the Will of John Svenningsen (the “Prior Lender”), that certain Second Amended, Restated and Consolidated Senior Secured Term Note, dated November 1, 2005 (the “Note”), made by the Company in the amount of $3,650,000;

WHEREAS, the New Lender has also acquired the interests of the Prior Lender in the Related Agreements, as defined in the Note, and in that certain Forbearance Agreement, dated as of November 22, 2006, made by the Company and the Prior Lender (the “Forbearance Agreement”);

WHEREAS, on March 8, 2007, the Company received written notice (attached as Exhibit A) from the New Lender that an Event of Default occurred under the Note and the Loan Documents (as defined in the Forbearance Agreement) when the Company failed to pay amounts due under the Note as of October 10, 2006, and that the Forbearance Termination Date, as defined in the Forbearance Agreement has passed (the “Default Notice”);

WHEREAS, if the Events of Defaults described in the Default Notice are not cured, the New Lender has indicated that it will provide the Company with notice of the UCC sale which the New Lender will schedule to liquidate the collateral for the Note;

WHEREAS, on March 8, 2007, the Company received a term sheet (the “Term Sheet”) (attached as Exhibit B) stating the terms on which the New Lender is prepared to further amend and restate the Note and enter into a new credit agreement with the Company providing for the advance of an additional loan amount as provided in the Term Sheet and the issuance of warrants to the New Lender as contemplated under the Term Sheet and thereby cure the Event of Default described herein (collectively, the “Proposed Transaction”);

WHEREAS, in connection with the Proposed Transaction, the Company must amend its Articles of Incorporation to increase its total authorized shares from 200,000,000 to 300,000,000 (the “Amendment”);

WHEREAS, the Purchase Agreement and the Warrants issued to the undersigned preclude the Company from completing the Proposed Transaction and the Amendment without obtaining the prior written consent and waiver of the undersigned.

NOW, THEREFORE BE IT RESOLVED, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Company and the undersigned hereby agree as follows:

1. Consent & Waiver. The undersigned hereby:

  (a) acknowledges, approves of and consents to the Proposed Transaction and the Amendment and further acknowledges that the consummation of the Proposed Transaction and the Amendment will not give rise to a termination or default under the Purchase Agreement or the Warrants;

(b)  waives Section 4.13 of the Purchase Agreement in connection with the Proposed Transaction and the Amendment and further approves the termination of Section 4.13 of the Purchase Agreement and the replacement of Section 4.13 in its entirety with the following: “Intentionally Deleted”;

(c) waives Section 4.14 of the Purchase Agreement in connection with the Proposed Transaction and the Amendment and further approves the termination of Section 4.14(a) of the Purchase Agreement and the replacement of Section 4.14(a) in its entirety with the following: “Intentionally Deleted”;

(d) approves the amendment of Section 4.14(b) of the Purchase Agreement to read as follows:

“From the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock, except for any options or warrants exercisable into Common Stock of the Company, either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.”; and

(e) waives Section 3(b) of the Warrants in connection with the Proposed Transaction and the Amendment.

2. Effect of Consent & Waiver. Except as expressly set forth herein, the transaction documents entered into between the Company and the undersigned (the “Transaction Documents”) shall remain in full force and effect. Except as expressly set forth herein, this instrument shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the undersigned, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the undersigned reserves all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this __ day of March, 2007.

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